FNB CORPORATION
                  Solicited on Behalf of the Board of Directors



      JAMES L. HUTTON, DANIEL D. HAMRICK, and _____________________________
or any of them (the "Proxy Holders"), with power of substitution to each, are hereby authorized to represent the undersigned and vote all shares of FNB Corporation (the "Corporation") standing in the name of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on Tuesday, May 11, 1999, at 2:00 p.m., or any adjournment thereof, on each of the following matters. With respect to any adjournment recommended by management for the purpose of soliciting additional votes on a matter, only proxies indicating a vote in favor of that matter will be considered a vote in favor of such adjournment.

1. This proxy will be voted for the election of the nominee to the Board of Directors of the Corporation listed below, unless the word "no" is inserted at the end of this sentence.__________________. You may withhold authority to vote for any nominee by lining through or otherwise striking out his name below.

                              Class III Director
                            Dr. Douglas Covington

2.    To vote FOR__________, AGAINST__________, or ABSTAIN__________ from voting on the appointment of McLeod and Company, independent certified public accountants, as auditors for the year 1999.

3. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the director identified in Item 1, FOR the appointment of accountants in Item 2, and as the Proxy Holders see fit in any matters that may come up in Item 3.

      When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

                                         Date:_________________________


______________________________           ______________________________
Signature        Title, if any           Signature, if held jointly


              PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN